32721


                                                   SUB-ITEM 77H

As of June 30, 1999, the following person or entity owns more than 25% of a fund's voting security:

PERSON/ENTITY                                                             FUND                      PERCENTAGE

Trustees of the MFS Pension Plan                                          EFI/ 29                   33.09%


MFS Fund Distributors, Inc.                                               EFI/ 29                   61.70%


Common Balanced Fund of the Joint Investment Trust of Christian Church    MWF/ 38                   99.60%
Foundation Inc.


Boston Safe Deposit and Trust Company as Trustee for the TWA Pilots       IRF/ 401                  59.05%
DAP/ 401K Plan


Depauw University                                                         IMC/ 402                  29.48%


The Carnegie Foundation for the Advancement of Teaching                   IMC/ 402                  26.70%


Trustees of the MFS Pension Plan                                          IIE/ 403                  39.01%


MFS Service Center Inc./ Audit Acct Reinvest                              ICP/ 404                  45.45%


MFS Service Center Inc./ Audit Acct Cash                                  ICP/ 404                  45.45%


MFS Fund Distributors Inc.                                                IHY/ 405                  50.00%


Angus A. MacNaughton                                                      IHY/405                   49.99%


College of Saint Benedict                                                 ICE/ 406                  49.65%


Mount Auburn Hospital                                                     ICE/406                   25.43%


Massachusetts Financial Services Co.                                      ILC/ 407                  100%



As of June 30, 1999, the following persons or entity that no longer owns 25% of a fund's voting security:

                                          PERSON/ENTITY                                                       FUND

The Northern Trust Co TTEE/ FBO Arthur Andersen                                                     IRF


MFS Fund Distributors Inc.                                                                          ICE